Exhibit 23.7

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of PhyMatrix Corp. on Form S-8 (File No. 33- ) of our report dated November 6, 1995 (except for Note 3, page F-16, last paragraph, as to which the date is December 8, 1995) and March 27, 1996, on our audits of the combined financial statements and financial statement schedule of PhyMatrix Corp.


                                               /s/ Coopers & Lybrand L.L.P.
                                                   COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
May 10, 1996